Exhibit 23.2







                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CK Witco Corporation 1998 Long Term Incentive Plan of our report dated February 1, 1999, with respect to the consolidated financial statements and schedule of Witco Corporation and Subsidiary Companies included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                  /s/ ERNST & YOUNG LLP


Stamford, Connecticut
September 7, 1999